Monaker Group, Inc. S-3/A

Exhibit 5.1

The McGeary Law Firm, P.C.

1600 Airport Fwy., Suite 300

Bedford, Texas 76022

(817)-282-5885 phone

(817)-282-5886 fax

June 25, 2021

Board of Directors

Monaker Group, Inc.

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

Re:	Form S-3 Resale Registration Statement File No. 333-256060

Ladies and Gentlemen:

I have acted as counsel to Monaker Group, Inc., a Nevada corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission”), by the Company, of a Registration Statement on Form S-3 (Amendment No. 1)(the “Registration Statement”) (File No. 333-256060) under the Securities Act of 1933, as amended (the “Securities Act”) and the prospectus included therein (the “Prospectus”), relating to the resale from time to time by the selling stockholders identified in the prospectus constituting a part of the Registration Statement of up to 596,900 shares of common stock, par value $0.00001 per share of the Company (the “Common Stock” and the “Shares”), as described in greater detail in the Registration Statement to which this opinion has been filed as an exhibit.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement, or the Prospectus.

I have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), (b) the Bylaws of the Company, as amended to date (the “Bylaws”), (c) the Registration Statement and all exhibits thereto, (d) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the sale of the Shares, including, but not limited to the unanimous written consent of the Board of Directors (the “Board”) approving the filing of the Registration Statement and other related matters; and (e) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, I have assumed: (i) information contained in documents reviewed by me is true, complete and correct; (ii) the genuineness and authenticity of all signatures; (iii) the authenticity of all documents submitted as originals; (iv) the conformity to authentic originals of all documents submitted to as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the obligations of parties other than the Company to the agreements which I reviewed being valid, binding and enforceable; (vii) the legal capacity of all natural persons; and (viii) that all Shares will be issued and sold in in the manner specified in the Registration Statement and Prospectus.

As to various questions of fact material to the opinions expressed below, I have, without independent third party verification of their accuracy, relied in part, and to the extent I deemed reasonably necessary or appropriate, upon the representations and warranties of the Company, and the counterparties contained in such documents, records, certificates, instruments or representations furnished or made available to me by the Company, including the Registration Statement.

The foregoing opinions are limited to the laws of the State of Nevada. I express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, I express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. I have made such examination of Nevada law as I have deemed relevant for purposes of this opinion. I express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. I express no opinion as to the enforceability of any agreements which I reviewed in connection with this opinion.

My opinion is based on the laws as in effect on the date hereof, and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. I am not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, I am of the opinion that the Shares are validly issued, fully paid and nonassessable.

I consent to the reference to my firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to, or as incorporated by reference in, the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Aaron D. McGeary

Aaron D. McGeary